EXHIBIT 23.2
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following registration statements and the related Prospectuses of our report dated March 12, 2009 (except for the retrospective changes for noncontrolling interests described in Note 1, as to which the date is July 15, 2009) with respect to the consolidated financial statements of Bluegreen Corporation as of December 31, 2007 and 2008 and for each of the three years in the period ended December 31, 2008, which are included as an Exhibit in the BFC Financial Corporation Current Report on Form 8-K:
1)	Registration Statement (Form S-8 No. 333-127206) pertaining to BFC Financial Corporation 2005 Stock Incentive Plan,

2)	Registration Statement (Form S-8 No. 333-12543) pertaining to BFC Financial Corporation Stock Option Plan, and

3)	Registration Statement (Form S-8 No. 333-159805) pertaining to BFC Financial Corporation 2005 Stock Incentive Plan.

/s/ ERNST & YOUNG LLP
Certified Public Accountants

West Palm Beach, Florida
July 15, 2009